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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report: January 15, 1999

ACT Teleconferencing, Inc.
(Exact name of registrant as specified in its charter)


Colorado                    0-27560                  84-1132665
(State of Incorporation)    (Commission File No.)    (IRS Employer
                                                     Identification No.)


1658 Cole Boulevard, Suite 130, Golden, Colorado     80401
(Address of principal executive offices)             (Zip Code)


(303) 235-9000
(Registrant's telephone number)


Item 5. Other Events.


  On December, 31 1998, the registrant initiated a private offering of 250,000 Units, each comprised of one share of common stock and one warrant to purchase one share of common stock. The Units were offered at $5.50 each which was the average closing price of the registrant's common stock on the Nasdaq Small Cap Market for the preceding 10 trading days. The warrants are exercisable at $7.00 and expire December 31, 2003. The shares and the shares underlying the warrants entitle the holder to piggyback registration rights from June 30, 1999 through December 31, 2003. The offering is structured on a minimum/ maximum basis with the minimum comprised of 80,000 Units (gross proceeds of $440,000) and a maximum of 250,000 Units (gross proceeds of $1,375,000). The registrant is relying on the Rule 506 exemption from registration.


  At January 15, 1999, the registrant had received proceeds for Units exceeding the minimum; signed subscription agreements and proceeds were received from 16 persons for 128,500 Units, equalling gross proceeds of $706,750. Subscribers were directors, officers and shareholders of the registrant. The offering may continue until the maximum is reached or the registrant terminates the offering. Additional commitments totalling $118,250 for gross proceeds of $825,000 had also been obtained which were expected to be collected by January 31, 1999. The offering has been extended by thirty days in order to close on the maximum.


  Proceeds will be used to support the registrant's rapid expansion of its international markets, the implementation of agreements with Concert Global Networks Limited, for building a worldwide audio teleconferencing network, and with GTE Telephone Operating Companies for registrant's acquisition of a video conferencing network. Of immediate importance is the increase in the registrant's tangible net assets. Proceeds from the subscription agreements received on January 15, 1999 have increased tangible net assets to $2,317,320 as at January 15, 1999.

  The following estimated proforma results of operations to December 31, 1998 (which are subject to audit) and proforma consolidated balance sheet at January 15, 1999 (incorporating the effect of the private placement proceeds collected to January 15, 1999) reflect the calculation of Registrant's tangible net asset value (total assets minus total liabilities minus goodwill) at $2,317,320.
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PROFORMA ESTIMATED CONSOLIDATED STATEMENT OF OPERATIONS
(SUBJECT TO AUDIT)


                                                                      FISCAL YEAR ENDED
                                                                         DECEMBER 31,
                                                                     1997           1998
Net revenue                                                      $10,234,403   $18,991,055
Cost of goods and services                                         4,727,236    10,634,960
Marketing, general & administrative costs                          5,408,940     9,528,690
Net operating income (loss) before taxes
  and minority interest                                               98,227    (1,172,595)
Taxes on income                                                     (332,566)     (401,400)
Minority interest                                                   (202,469)     (302,040)
Net loss for the year                                               (436,808)   (1,876,035)
Net loss per share                                                    $(0.14)       $(0.52)

PROFORMA ESTIMATED UNAUDITED CONSOLIDATED BALANCE SHEET
AT JANUARY 15, 1999, AND INCORPORATING RESULTS OF OPERATIONS
TO DECEMBER 31, 1998
                                                                  December 31,   JANUARY 15,
                                                                      1997          1999

ASSETS
Cash and cash equivalents                                        $   451,434   $ 1,197,175
Accounts receivable                                                2,885,125     5,238,817
Other assets                                                         389,789       803,750

Equipment and furniture, net                                       3,467,063     6,904,063
Goodwill                                                             736,300     1,380,805

Total assets                                                       7,929,711    15,524,610

LIABILITIES
Accounts payable                                                   1,349,337     4,201,073
Other current liabilities                                          1,864,029     2,101,059

Long-term debt                                                       613,714     4,458,162
Deferred taxes                                                       117,454       145,050
Minority interest                                                    607,244       921,141

Total shareholders' equity                                         3,377,933     3,698,125

Total liabilities & equity                                       $ 7,929,711   $15,524,610


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ACT Teleconferencing, Inc.
                                                 (Registrant)

Date:  January 15, 1999                  By:/s/ Gavin Thomson
                                              (Signature)
                                         Gavin Thomson
                                         Chief Financial Officer

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